Exhibit 99.1

For More Information
--------------------
     Contact: James F. Oliviero
     KSW, Inc., (718) 340-1409
     joliviero@ksww.com


                              FOR IMMEDIATE RELEASE

                       KSW TO REDUCE STOCK OPTION EXPENSE
                      PREVIOUSLY REPORTED IN 2006 AND 2007

Long Island City, New York - December 21, 2007 - KSW, Inc. (NASDAQ: KSW) announced today that it incorrectly reported an expense of $343,000 in connection with the exercising of stock options during the year ended December 31, 2006, and incorrectly reported an expense of $357,000 in connection with the exercising of stock options during the first nine months of 2007, including their respective interim periods. Correcting these errors will have no effect on reported revenue, cash position, or net worth, but will increase previously reported earnings by $343,000 for 2006 and increase previously reported earnings by $357,000 for the first nine months of 2007.

The Company's previously issued statements of income for the year ended 2006 and the nine months ended September 30, 2007, including for their respective interim periods, should not be relied upon as to the net income reported in such statements as a result of these accounting errors.

The following table shows the net income as reported and corrected:

                                       Net Income,                 Net Income,
                                       As Reported   Correction    As Corrected
                                       -----------   -----------   ------------
Quarter ended March 31, 2006           $   346,000   $   195,000   $    541,000
Quarter ended June 30, 2006                618,000        57,000        675,000
Quarter ended September 30, 2006           785,000         9,000        794,000
Quarter ended December 31, 2006          1,016,000        82,000      1,098,000
                                       -----------   -----------   ------------
Year ended December 31, 2006           $ 2,765,000   $   343,000   $  3,108,000
                                       ===========   ===========   ============

Quarter ended March 31 ,2007           $   723,000   $   175,000   $    898,000
Quarter ended June 30, 2007                771,000        89,000        860,000
Quarter ended September 30, 2007           871,000        93,000        964,000
                                       -----------   -----------   ------------
Nine Months ended September 30, 2007   $ 2,365,000   $   357,000   $  2,722,000
                                       ===========   ===========   ============

Based on the corrected net income, the following table shows the correct earnings per share for 2006 and the first three quarters of 2007.

                                         Corrected        Corrected
                                       Earnings Per     Earnings Per
                                       Share - Basic    Share-Diluted
                                       -------------    -------------
Quarter ended March 31, 2006           $        0.09    $        0.09
Quarter ended June 30, 2006                     0.11             0.11
Quarter ended September 30, 2006                0.13             0.13
Quarter ended December 31, 2006                 0.19             0.18
                                       -------------    -------------
Year ended December 31, 2006           $        0.52    $        0.51
                                       =============    =============

Quarter ended March 31 ,2007                    0.15    $        0.15
Quarter ended June 30, 2007                     0.14             0.14
Quarter ended September 30, 2007                0.15             0.15
                                       -------------    -------------
Nine Months ended September 30, 2007   $        0.44    $        0.44
                                       =============    =============

On January 1, 2006, the Company adopted FASB Statement No. 123-R, "Share Based Payment" ("SFAS 123-R"). SFAS 123-R requires all share based payments to employees and non-employee directors, including grants of stock options, to be recognized in the financial statements based on the awards fair value at the date of grant. The Company had elected to adopt SFAS 123-R on the modified prospective method.

In connection with its adoption of SFAS 123-R, expenses are recorded on the Company's financial statements when options vest, but not when options are exercised. The Company incorrectly recorded an expense in its 2006 financial statements and its 2007 interim results, when options which had vested prior to the adoption of SFAS 123-R were exercised.

The Company has notified both its independent registered public accounting firm and the Securities and Exchange Commission of this accounting error.

The Company will correct these errors in its Annual Report on Form 10-K for the year ending December 31, 2007.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the New York Presbyterian Cardiovascular Center.

For further information, please visit our website at www.kswmechanical.com.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409